SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]     Preliminary proxy statement

[X]     Definitive proxy statement

[ ]     Definitive additional materials

[ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             ADFlex Solutions, Inc.
                (Name of Registrant as Specified in Its Charter)

                             ADFlex Solutions, Inc.
                   (Name of Person (s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (I) (1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:

                                                                          [LOGO]
                                                                          ADFLEX

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD JULY 28, 1999



To the Stockholders of ADFlex Solutions, Inc.:

     The Annual Meeting of Stockholders of ADFlex Solutions, Inc. (the "Company") will be held at the Sheraton San Marcos, One San Marcos Place, Chandler, AZ 85224 on Wednesday, July 28, 1999 at 2:00 p.m. MST (Arizona time) for the following purposes:

     1.   To elect four Directors to the Board of Directors;

     2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 2, 2000; and

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on June 7, 1999 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares of Common Stock can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

     A copy of the Company's Annual Report to Stockholders, which includes certified financial statements, is enclosed.


                                      By Order of the Board of Directors,




                                      Donald E. Frederick, Secretary

Chandler, Arizona
June 23, 1999


--------------------------------------------------------------------------------
It is  important  that  your  shares  be  represented  at this  meeting.  Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

                             ADFlex Solutions, Inc.

              PROXY STATEMENT FOR THE ANNUAL STOCKHOLDERS' MEETING

                            TO BE HELD JULY 28, 1999



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

GENERAL INFORMATION..........................................................  1

ELECTION OF DIRECTORS........................................................  2
         Nominees ............................................................ 2
         Executive Officers..................................................  3
         Board Meetings and Committees of the Board of Directors.............  4
         Compensation of Directors...........................................  4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............  5

EXECUTIVE COMPENSATION.......................................................  7
         Summary Compensation................................................  7
         Option/SAR Grants...................................................  9
         Aggregated Option Exercises and Fiscal Year-End Option Values....... 10
         Information Regarding Repricing, Replacement or
               Cancellation and Regrant of Option Grants..................... 11
         Compensation Committee Report on 1998 Cancellations
               and Regrant of Options........................................ 12
         Compensation Committee Interlocks and Insider Participation......... 12
         Employment Contracts, Termination of Employment
               and Change in Control......................................... 12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...................... 13
         Compensation Philosophy............................................. 14
         Chief Executive Officer Compensation................................ 15

COMPARISON OF STOCK PERFORMANCE.............................................. 16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 17
         Certain Relationships............................................... 17
         Related Transactions................................................ 17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................... 18

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR........................... 18

STOCKHOLDER PROPOSALS........................................................ 19

OTHER BUSINESS .............................................................. 19

                                 Proxy Statement
                                       of
                             ADFlex Solutions, Inc.
                          2001 West Chandler Boulevard
                             Chandler, Arizona 85224
                                   ----------


                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADFlex Solutions, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on July 28, 1999 at 2:00 p.m. MST (Arizona time) or at any postponement or adjournment thereof. The Annual Meeting will be held at the Sheraton San Marcos, One San Marcos Place, Chandler, Arizona 85224.

     This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about June 23, 1999. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy, which is not revoked, will be voted at the Annual Meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

     Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. Directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail.

     Only holders (the "Stockholders") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 7, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 8,983,018 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for the election of directors, and an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

     The Annual Report of the Company for the year ended December 27, 1998 is being mailed to Stockholders with this Proxy Statement.

                              ELECTION OF DIRECTORS

Nominees

     The Board of Directors currently consists of four members. Directors are elected by the Stockholders of the Company for one-year terms and hold office until the next annual meeting of Stockholders and until their successors are elected and qualified. The Board of Directors proposes that Steve Sanghi, Richard P. Clark, William Kennedy Wilkie and Wade Meyercord be elected to serve as directors. Each of the nominees is currently serving as a director. A brief description of the business experience of each nominee for the last five years is set forth below. Unless otherwise instructed, the persons named in the accompanying proxy will vote FOR the election of such nominees. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

Name                             Age                    Principal Occupation and Business Experience
---------------------------     ------    --------------------------------------------------------------------------
Steve Sanghi                     43       Mr.  Sanghi has been a Director  of the  Company  since June 1994 and has been  Chairman  of  the  Board  since  April  1999.  Mr.  Sanghi  is  the
                                          President,   Chief  Executive  Officer  and  Chairman  of  the  Board  of
                                          Directors  of  Microchip   Technology   Incorporated   ("Microchip"),   a
                                          manufacturer  of  programmable  microcontrollers  and  related  specialty memory  products.  He has been employed by Microchip since February 1990.
                                          Mr. Sanghi also serves as Director of Vivid Semiconductor, Inc.

Richard P. Clark                 51       Mr.  Clark has been a Director  of the Company  since June 1994.  For the past 28 years, Mr. Clark has been employed by AMP  Incorporated  ("AMP"), an  interconnect  company.  Since  July  1995,  Mr.  Clark  has  been the
                                          President  of  M/A-COM,  a  Division  of  AMP,  that  manufactures  radio frequency and microwave components.  In addition, Mr. Clark is Divisional
                                          Vice  President of the Global  Wireless  Products Group of AMP. From July
                                          1989  through  July  1995,  Mr.  Clark  was  the  Associate  Director  of
                                          Corporate  Development  of AMP. Mr. Clark is also a Director of BroadBand
                                          Technologies, Inc., a supplier of telecommunications equipment.(1)

William Kennedy Wilkie           50       Mr. Wilkie has been a Director of the Company  since January 1996.  Since
                                          November 1994, Mr. Wilkie has been the Chief  Executive and a Director of
                                          Havant   International   Holdings   Limited   ("HIHL")  and  its  related
                                          subsidiaries.  From June 1973  through  November  1994,  Mr.  Wilkie  was employed by IBM United Kingdom Ltd. and held  executive  positions in the
                                          IBM United Kingdom Manufacturing Division.(2)

Wade Meyercord                   58       Mr.  Meyercord  has been a Director of the Company since  December  1996.
                                          Mr.  Meyercord has been the President of Meyercord & Associates,  Inc., a management  consulting  firm, since September 1987. He has also served as
                                          Senior Vice President of Diamond Multimedia Systems,  Inc. since November
                                          1997.  Mr.  Meyercord  also is the Chairman and a Director of  California
                                          Micro Devices, a semiconductor manufacturer.

----------

(1) Mr. Clark was first nominated to the Board of Directors in 1994 pursuant to an agreement with AMP, whereby the Company had agreed to nominate AMP's nominee as a director and recommend to its Stockholders that they vote in favor of AMP's nominee for election to the Board of Directors through March 1999. During this same time period, certain of the Company's Stockholders agreed to vote all shares of the Company's Common Stock then owned by them in favor of AMP's nominee for election to the Board of Directors. The Company's agreement with AMP expired effective September 27, 1994 upon the Company's initial public stock offering. See "Certain Relationships and Related Transactions."

(2) Mr. Wilkie was first nominated to the Board of Directors in 1996 pursuant to an agreement with HIHL, whereby the Company had agreed to nominate HIHL's nominee as a director and recommend to its Stockholders that they vote in favor of HIHL's nominee for election to the Board of Directors so long as HIHL owns at least 500,000 shares of Common Stock (as adjusted for any stock dividend, stock split or combination of shares, recapitalization, merger, consolidation or other reorganization involving the Company). See "Certain Relationships and Related Transactions."

Executive Officers

     The executive officers of the Company serve until their successors have been chosen or until their earlier resignation or removal. The executive officers are as follows:


Name                        Age                          Position
----------------------     -------     -----------------------------------------
Neil Dial                    47        President and Chief Operating Officer
David M. Rzasa               47        Senior Vice President of Worldwide Sales
                                          and Marketing
Donald E. Frederick          44        Vice President, Chief Financial Officer
                                          and Secretary
R. Charles Furniss           53        Vice President Human Resources
Eric H. Bert                 34        Vice President Asia/Pacific Operations
                                          and Managing Director ADFlex
                                         (Thailand) Ltd.
Todd E. Patanella            36        Vice President of Corporate Materials

     Neil Dial was  appointed  President  and Chief  Operating  Officer in April
1999. Mr. Dial has served as Executive Vice President of Operations since October 1997. From May 1994 until joining the Company, he was President of Alphatec's Bangkok operations. From 1991 to July 1994, Mr. Dial was Assistant General Manager of Motorola's manufacturing facility in Kuala Lumpur, Malaysia.

     David M. Rzasa has served as the Senior Vice President of Worldwide Sales and Marketing since January 1999. From October, 1996 until joining the Company, Mr. Rzasa served as Vice President and General Manager for Digi International, based in Minnetonka, Minnesota. Prior to 1996, Mr. Rzasa was Chief Operating Officer for Three Five Systems in Tempe, Arizona and also served as President, Group General Manager and Director of Operations for Rosemount, Inc. in Minnesota.

     Donald E. Frederick has served as the Vice President, Chief Financial Officer and Secretary since June 1997. From May 1995 until joining the Company, Mr. Frederick served as Vice President of Finance for Flextronics International, based in San Jose, California. From January 1992 through May 1995, he was Director of Finance for Sony Electronics.

     R. Charles Furniss has served as the Vice President Human Resources of the Company since November 1994. From July 1987 through June 1994, Mr. Furniss was the Senior Vice President Human Resources of Calcomp Inc., a wholly-owned subsidiary of Lockheed, Inc.

     Eric H. Bert has served as Vice President Asia/Pacific Operations and Managing Director ADFlex (Thailand), Ltd. ("ATL") since November 1997. Mr. Bert joined the Company in May 1995 as a Business Unit Manager, and also has served as a Program Manager and ATL Director. From November 1993 until joining the Company, Mr. Bert served as Marketing Manager for Parlex Corporation, a flexible circuit manufacturer.

     Todd E. Patanella has served as Vice President of Corporate Materials since September 1998. Mr. Patanella has been with the Company or its predecessor, Rogers Corporation, since 1992, serving in various manufacturing and operations management positions.

Board Meetings and Committees of the Board of Directors

     During 1998, the Board of Directors met six times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for the size and composition of the Board and for recommending nominees to serve on the Board.

     The Audit Committee, which is comprised of Richard P. Clark (Chairman), Steve Sanghi and Wade Meyercord, is responsible for: (i) reviewing and recommending the engagement each year of the Company's independent auditors;
(ii) consulting with the independent auditors on the adequacy and effectiveness of the Company's internal controls; (iii) reviewing, with the independent auditors, the scope of the audit and audit procedures, the financial statements contained in the annual report to Stockholders and the auditors' reports on the Company's financial statements; (iv) reviewing accounting and financial human resources and succession planning; and (v) taking such other steps as the Audit Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held two meetings in 1998.

     The Compensation Committee, which is comprised of Steve Sanghi (Chairman), Richard P. Clark and William Kennedy Wilkie, is responsible for: (i) determining the compensation of the Company's senior officers; (ii) reviewing recommendations by management as to the compensation of other officers and key personnel; and (iii) reviewing management's succession program. Further, the Compensation Committee administers the Company's 1993 Equity Incentive Plan, the 1994 Stock Incentive Plan and the 1994 Employee Stock Purchase Plan. The Compensation Committee held four meetings in 1998.

     Each Director attended at least seventy-five percent of the aggregate of the total number of Board meetings and meetings held by committees on which he served during 1998.

Compensation of Directors

     The Company compensates its eligible non-employee directors at the rate of $10,000 per year plus $1,000 per meeting of the Board attended. There is no compensation for telephonic Board meetings or committee meetings held on the same day as Board meetings. Further, all directors are reimbursed for their reasonable, out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Eligible non-employee directors also receive automatic grants of options under the Company's 1994 Stock Incentive Plan. Both the director fees and the automatic option grant program are limited to those persons who serve as non-employee members of the Board and who do not beneficially own, directly or indirectly, or represent any Stockholder that beneficially owns, directly or indirectly, more than 5% of the Company's Common Stock outstanding from time to time. Each eligible director is automatically granted a nonqualified option to purchase 12,000 shares of Common Stock upon his appointment to the Board. On the date of each annual meeting, each eligible director is automatically granted a nonqualified option to purchase 3,000 shares of Common Stock, provided that such person has served as a member of the Board for at least six months. There is no limit on the number of automatic option grants that any one eligible director may receive. All grants under the Stock Incentive Plan have a maximum term of 10 years from the automatic grant date, vest in a series of three equal installments, and have an exercise price equal to the fair market value of the Company's Common Stock on the grant date. In the event of certain changes of control, all outstanding director options automatically vest and become fully exercisable and remain exercisable following the change of control until the expiration or sooner termination of the option term. Immediately following a change of control, the automatic option grant program shall terminate.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 7, 1999 by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table, (iii) each of the Company's directors and nominees to become directors, and (iv) all directors, director nominees and officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law. The Company's Common Stock is the only outstanding class of equity securities of the Company. As of June 7, 1999 there were 87 record holders of Common Stock.

                                                         Number of
Beneficial Owner                                          Shares      Percentage of Class (1)
---------------------------------------------           ----------    -----------------------
Rolando C. Esteverena .......................              164,719              1.8%
Neil Dial(2) ................................               27,377                *
R. Charles Furniss(3) .......................               23,538                *
Eric H. Bert(4) .............................               13,084                *
Todd E. Patanella(5) ........................                8,089                *
Steve Sanghi(6) .............................               54,000                *
Richard P. Clark(7) .........................               16,500                *
William Kennedy Wilkie(8) ...................            1,393,347             15.5%
P.O. Box 6
Langstone Road
Havant, Hampshire P09 1SA
Wade Meyercord(9) ...........................               10,000                *
J. & W. Seligman & Co. Incorporated(10) .....            1,041,100             11.6%
100 Park Avenue
New York, NY                                                                  10017
Dimensional Fund Advisors, Inc.(11) .........              635,600              7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Havant International Holdings Limited(8) ....            1,392,347             15.5%
P.O. Box 6
Langstone Road
Havant, Hampshire P09 1SA
Executive officers and directors as a group .            1,726,348             18.9%
including those named above (ten persons)(12)

----------
*    Less than 1% of the outstanding Common Stock.

(1) Shares of common stock subject to options which are currently exercisable or exercisable within 60 days of June 7, 1999 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based upon 8,983,018 shares of Common Stock outstanding on June 7, 1999.

(2) Includes options to acquire 24,374 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(3) Includes options to acquire 23,538 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(4) Includes options to acquire 10,455 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(5) Includes options to acquire 7,186 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(6) Includes options to acquire 37,000 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(7) Includes options to acquire 13,000 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(8) Includes 1,392,347 shares of Common Stock owned by HIHL. Mr. Wilkie is the Chief Executive and a Director of HIHL. He disclaims beneficial ownership of all shares held by HIHL.

(9) Includes options to acquire 9,000 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999.

(10) According to its Schedule 13G dated February 10, 1999, of the 1,041,100 shares, 1,000,000 shares are owned by Seligman Communications and Information Fund, Inc., a registered investment company which is managed by J & W Seligman Company Incorporated ("JWS"), a registered investment advisor. William C. Morris is the sole owner of JWS. Accordingly, JWS and Mr. Morris may be deemed to beneficially own and have shared voting power and shared dispositive power of such shares. Of the remaining 41,100 shares, JWS and Mr. Morris beneficially own and have shared voting power and shared dispositive power of such shares.

(11) According to its Schedule 13G dated February 11, 1999, Dimensional Fund Advisors, Inc., an investment advisor, has sole voting power and the sole power to dispose of all shares reported.

(12) Includes options to acquire 146,218 shares of Common Stock currently exercisable or exercisable within 60 days following June 7, 1999. Also includes 1,392,347 shares of Common Stock held by HIHL of which Mr. Wilkie disclaims beneficial ownership. See note (8) above.

                             EXECUTIVE COMPENSATION
Summary Compensation

     The following table sets forth the compensation paid to the Chief Executive Officer and the next four, most highly compensated executive officers who were serving as such at December 27, 1998 for services rendered in all capacities to the Company during the periods indicated.

                           Summary Compensation Table

                                                                                                  Long-Term
                                                                                                Compensation
                                                  Annual Compensation                               Awards
                                             ------------------------------------------------------------------

                                                                                                  Securities          All
                                                                                Other Annual      Underlying         Other
 Name and Principal                                                             Compensation        Options         Compensa-
      Position                    Year (1)    Salary($)(2)     Bonus($)(4)         ($)(5)        (# Shares) (6)     tion($)(7)
----------------------           ---------   -------------    -------------    --------------   ----------------  -------------
Rolando C. Esteverena,             1998         $255,147         $ 35,771         $   --             50,000         $  4,390
Former President and               1997          238,518          244,503             --             20,000            2,302
Chief Executive                    1996          215,000             --               --              2,133
Officer(3)

Neil Dial, President               1998         $155,769         $   --           $  8,122           90,000         $  1,750
and Chief Operating                1997           45,200             --              2,200           50,000             --
Officer(8)                         1996             --               --               --               --               --

Donald E. Frederick,               1998         $171,634         $ 15,575         $   --             80,000         $  1,229
Vice President,                    1997           97,596           33,377          103,554           50,000              499
Secretary and Chief                1996             --               --               --               --               --
Financial Officer

R. Charles Furniss,                1998         $127,500         $ 23,012         $   --             20,000         $  2,080
Vice President Human               1997          126,538           89,763             --             10,000              930
Resources                          1996          120,000             --             69,306             --                878

Eric H. Bert, Vice                 1998         $120,088         $  7,450         $   --             14,000         $  1,160
President Asia/Pacific             1997           97,654           53,953           26,065            1,000              616
Operations and Managing            1996           77,077             --               --               --                359
Director ATL

----------
(1) Mr. Frederick and Mr. Dial joined the Company in June and October 1997, respectively. No compensation was earned by either from the Company prior to that time. Mr. Dial was appointed President and Chief Operating Officer on April 5, 1999.

(2) Mr. Bert's salary for 1998 includes additional compensation of $27,949, which relates to a cost of living adjustment in effect during his relocation to Thailand.

(3) All bonuses were paid to Mr. Esteverena under the Management Bonus Plan. The 1997 bonus was paid in part during the year earned and in part during the following year. Mr. Esteverena resigned from the Company April 5, 1999.

(4) Bonuses include $262 in 1998 and $700 in 1997 under the Profit Sharing Bonus Plan for Mr. Frederick, Mr. Furniss, and Mr. Bert. All other bonuses were paid to Mr. Frederick, Mr. Furniss and Mr. Bert under the Management Bonus Plan. The 1997 bonuses under the Management Bonus Plan were paid in part during the year earned and in part during the following year.

(5) The amounts disclosed in this column primarily include relocation expenses paid out by the Company. In 1998, the Company paid relocation expenses for Mr. Dial in the amount of $8,122. In 1997, the Company paid relocation expenses to Mr. Bert, Mr. Dial and Mr. Frederick in the amount of $26,065, $2,200 and $103,554, respectively. Relocation expenses paid by the Company for Mr. Furniss in 1996 were $69,306. Excluded from this column are perquisites and other personal benefits, which in no case in the aggregate exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus of any named executive officer.

(6) Included in this column are the number of shares underlying new options granted to each named executive officer in place of previously granted options. See "Information Regarding Repricing, Replacement or Cancellation and Regrant of Option Grants".

(7) The amounts disclosed in this column include Company 401(k) matching contributions and the dollar value of insurance premiums paid by the Company for term life insurance. Company 401(k) matching contributions for the named executive officers in 1998, 1997 and 1996, respectively, were as follows: Mr. Esteverena, $1,120, $1,187, $1,183; Mr. Frederick $974, $350,
     $0; Mr. Dial $1,350, $0, $0; Mr. Furniss, $1,619, $483, $475; and Mr. Bert,
     $1,120, $565, $330. During 1998, term life insurance premiums paid by the Company were $1,890, $255, $400, $461 and $40 for Messrs. Esteverena, Frederick, Dial, Furniss and Bert, respectively. During 1997, term life insurance premiums paid by the Company were $1,115, $149, $0, $446 and $50 for Messrs. Esteverena, Frederick, Dial, Furniss and Bert, respectively. During 1996, term life insurance premiums paid by the Company were $950, $403, and $30 for Messrs. Esteverena, Furniss and Bert, respectively.

(8) Mr. Dial was appointed President and Chief Operating Officer upon Mr. Esteverena's resignation effective April 5, 1999.

Option/SAR Grants

     The following table provides information with respect to stock option grants made to each of the named executive officers during the fiscal year ended December 27, 1998. No stock appreciation rights were granted to these individuals during 1998.

                                            Option Grants in Last Fiscal Year
-----------------------------------------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                       Price Appreciation For Option
                                 Individual Grants                                                Term(6)
-----------------------------------------------------------------------------------------------------------------------
                        Number           Percent of
                     of Securities     Total Options    Exercise
                      Underlying         Granted to     or Base
                        Options         Employees in    Price          Expiration
Name                Granted (#)(1)      Fiscal Year     ($/Sh)(5)         Date              5%                10%
-----------------  ------------------  ---------------  -----------   --------------   ---------------    -------------
Rolando C.              50,000(2)             6.3%        $17.063        4/07/2008         $536,550        $1,359,700
Esteverena
Neil Dial               50,000(3)             6.3%          8.500        6/22/2008          267,500           677,500
                        40,000(3)             5.0%          8.500        6/22/2008          214,000           542,000
Donald E.               50,000(3)             6.3%          8.500        6/22/2008          267,500           677,500
Frederick               30,000(3)             3.8%          8.500        6/22/2008          160,500           406,500
R. Charles              20,000(3)             2.5%          8.500        6/22/2008          107,000           271,000
Furniss
Eric H. Bert            10,000(3)             1.2%          8.500        6/22/2008           53,500           135,500
                         4,000(4)             0.5%          8.203       11/05/2008           20,516            52,308

----------
(1)  Options were granted pursuant to the 1994 Stock Incentive Plan, as amended.

(2) Options granted will vest as to 1/24th of the shares covered thereby on the second anniversary of the grant date and as to an additional 1/24th of the shares per month thereafter, with the options being fully vested on the fourth anniversary of the grant date.

(3) Options granted for Mr. Dial, Mr. Frederick, Mr. Furniss and Mr. Bert, respectively, in June 1998 in replacement of previously granted options (see "Information Regarding Repricing, Replacement or Cancellation and Regrant of Option Grants") which vest as to 25% of the shares covered thereby on the first anniversary of the grant date and as to the remaining 75% of the shares on a monthly basis thereafter for a period of three years.

(4) Options granted will vest as to 25% of the shares covered thereby on the first anniversary of the grant date and as to the remaining 75% of the shares on a monthly basis thereafter for a period of three years.

(5) The exercise price was equal to the fair market value of the shares of Common Stock underlying the options on the grant date as determined by the Board of Directors pursuant to the 1994 Stock Incentive Plan, and may be paid in cash or in shares of the Company's Common Stock valued at their fair market value on the exercise date.

(6) The 5% and 10% assumed rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information with respect to the exercise of stock options by the named executive officers during 1998 and the number and value of unexercised options held by the named executive officers at December 27, 1998.

                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
--------------------------------------------------------------------------------------------------------------------

                                                                         Number of
                                                                         Securities
                                                                         Underlying           Value of Unexercised
                                                                    Unexercised Options       in-the-Money Options
                                                                     at Fiscal Year-End        at Fiscal Year-End
                                     Shares            Value          (#) Exercisable/          ($) Exercisable/
                                   Acquired on        Realized         Unexercisable            Unexercisable (2)
Name                              Exercise (#)         ($)(1)
Rolando C. Esteverena                          0          $     0       33,123 / 131,877                        $ 0
Neil Dial                                      0                0             0 / 90,000                          0
Donald E. Frederick                            0                0             0 / 80,000                          0
R. Charles Furniss                             0                0        13,999 / 42,001                          0
Eric H. Bert                               1,373           10,984         5,551 / 28,576                          0
--------------------------------------------------------------------------------------------------------------------


(1) The amounts shown were calculated based upon the difference between the exercise price and the fair market value of the Company's Common Stock as of the date of exercise.

(2) Calculated based upon the difference between the closing market price per share for the Company's Common Stock on December 27, 1998 as reported by the Nasdaq National Market and the exercise price.

    Information Regarding Repricing, Replacement or Cancellation and Regrant
                                of Option Grants

     On June 22, 1998, the Compensation Committee unanimously agreed to reprice certain options previously granted by providing employees new options to replace previously granted options. No stock appreciation rights were granted to these individuals during 1998. The following sets forth certain information concerning the repricing, replacement or cancellation and regrant of options, within the last ten fiscal years, of options held by executive officers of the Company.

    Information Regarding Repricing, Replacement or Cancellation and Regrant
                                of Option Grants

                                                                   Market                                    Length of
                                                   Number of      Price of      Exercise                      Original
                                                  Securities      Stock at      Price at         New        Option Term
                                                  Underlying       Time of       Time of       Exercise      Remaining
  Name and Principal Position       Date of        Options        Repricing     Repricing       Price        at Date of
                                   Repricing      Repriced(1)     ($/Share)     ($/Share)     ($/Share)      Repricing
--------------------------------  ------------  ---------------  ------------  ------------  -------------  -------------
Rolando C. Esteverena, Former       7/2/97              20,000       $14.875       $ 27.25       $ 14.875        8 Years
President and Chief Executive
Officer (2)

Neil Dial,                          6/22/98             50,000        $ 8.50       $22.063         $ 8.50       10 Years
President and Chief Operating       6/22/98             40,000          8.50        17.063         $ 8.50
Officer (2)

Donald E. Frederick, Secretary      6/22/98             50,000        $ 8.50       $15.500         $ 8.50       10 Years
and Chief Financial Officer         6/22/98             30,000          8.50        17.063         $ 8.50

R. Charles Furniss, Vice            6/22/98             20,000        $ 8.50       $17.063         $ 8.50       10 Years
President Human Resources           7/2/97              10,000        14.875         27.25         14.875        8 Years

Eric H. Bert, Vice President        6/22/98             10,000        $ 8.50       $17.063         $ 8.50       10 Years
Asia/Pacific Operations and         7/2/97               1,000        14.875         27.25         14.875        8 Years
Managing Director ATL


(1) Options were repriced pursuant to the 1994 Stock Incentive Plan, as amended. All options vest as to 25% of the shares covered thereby on the first anniversary of the new grant date and as to the remaining 75% of the shares on a monthly basis thereafter for a period of three years.

(2) Mr. Dial was appointed President and Chief Operating Officer upon Mr. Esteverena's resignation effective April 5, 1999.

Compensation Committee Report on 1998 Cancellations and Regrant of Options

     On June 22, 1998, the Compensation Committee unanimously approved the cancellation of all outstanding options with original exercise prices of $22.063, $17,063 and $15.50 per share and the regrant and replacement of these options with new options at an exercise price per share of $8.50, the fair market value of the Company's Common Stock on the date of the Committee's determination. Each optionee had the opportunity to elect to retain his or her old options or accept new options with an exercise price of $8.50 per share. Each new option has a term of ten years and becomes exercisable for 25% of the option shares on June 22, 1999 and for the balance of the shares in a series of equal monthly installments over the 36-month period thereafter, assuming continued employment with the Company or one of its subsidiaries. All optionees holding old options agreed to the cancellation of their old options in exchange for new options. The Compensation Committee elected not to reprice any other outstanding options at that time.

     The Committee approved the cancellation-regrant program because it believes that equity interests are a significant factor in the Company's ability to attract and retain key employees who are critical to the Company's long-range success. During the last fiscal year, the market value of the Common Stock had fallen, in part, as a result of market factors that affected many stocks in the industry in which the Company is engaged, including the stocks of the Company's customers. As a result of the decrease in the fair market value of the Common Stock, the Committee believed the Company's ability to retain existing employees and to attract talented individuals in the future would be impaired. Accordingly, the Committee approved the cancellation-regrant program as a means to ensure that optionees have a meaningful equity interest in the Company.

                                           Respectfully submitted,

                                           Compensation Committee:
                                           Steve Sanghi, Chairman
                                           Richard P. Clark
                                           William Kennedy Wilkie


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of Steve Sanghi, Richard P. Clark and William Kennedy Wilkie. It is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also administers the Company's 1993 Equity Incentive Plan, 1994 Stock Incentive Plan and 1994 Employee Stock Purchase Plan, as amended.

     Richard P. Clark was first elected to the Board of Directors as of June 2, 1994 pursuant to certain contractual commitments with AMP, which commitments terminated effective September 27, 1994 upon the Company's initial public stock offering. AMP has been an important supplier to the Company in the past and is expected to continue as such. Purchases from AMP for the fiscal years ended December 27, 1998 and December 31, 1997 and 1996 were $1,392,027, $4,514,000 and
$2,582,000, respectively.

Employment Contracts, Termination of Employment and Change in Control

     The Compensation Committee has approved an agreement outlining certain arrangements applicable to Mr. Frederick, Mr. Rzasa, Mr. Dial and Mr. Furniss that would be effective upon a change in control of the Company. The term of the agreement is three years, and it will be automatically extended for successive one-year periods thereafter. Under the agreement, the executive officers named above would be entitled to receive the following benefits if, within one year following a change in control of the Company, any of them resigns for good reason or is terminated by the Company:

     (i) The Company would pay the executive officer a lump sum amount (no later than the 30th day following the date of termination) equal to his full base salary through the date of termination at the greater of either the rate in effect at the time of termination or the rate in effect immediately prior to the change in control (collectively, the "Base Rate"). In addition, the Company will pay an amount equal to 1.1 multiplied by the sum of (a) one year's base salary at the Base Rate plus (b) the greater of either his target bonus in effect under the Company's management bonus plan at the time of termination or the target bonus in effect under the Company's management bonus plan immediately prior to the change in control.

     (ii) The Company would maintain for the executive officer and his eligible beneficiaries the benefits pursuant to the Company-sponsored benefit plans, programs or other arrangements in which he was entitled to participate immediately prior to the change in control until the earlier of (a) his attainment of comparable benefits upon alternate employment or (b) one year following the date of termination.

     (iii) The Company would use reasonable efforts to continue insurance coverage or other provisions for indemnification and defense of officers or directors of the Company which are in effect on the date of the change in control.

     (iv) Subject to Section 16 of the Securities and Exchange Act of 1934, all stock options and other stock incentive awards which are not vested at the date of termination shall vest immediately as of the date of termination and may be exercised in accordance with the terms of the plans and agreements pursuant to which such options and other awards were issued.

     (v) To the extent necessary to avoid the disallowance of the deductibility of the payments to be made as described above, all such payments would be limited by Section 280G of the Internal Revenue Code of 1986.

     As used in the agreement, "good reason" means any of the following occurring without the executive officer's express prior written consent: certain reductions in base salary, certain relocations, the assignment of duties materially inconsistent with the duties prior to the "change in control", or a significant reduction in his position. A "change in control" includes the acquisition of beneficial ownership by certain persons of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, a change in composition of the Board over a period of 36 consecutive months or less such that the current Board members cease to constitute a majority thereof (except that any new Board member approved by at least a majority of the current Board is considered to be a member of the current Board), or certain events relating to reorganizations, mergers, consolidations, liquidations or sales of all or substantially all of the Company's assets.

     Except as provided above, none of the other Company's executive officers has an employment contract with the Company and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee has the authority as administrator of the 1994 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options and other awards held by the Company's executive officers under the 1994 Stock Incentive Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. In addition, all executives will receive up to six months of severance pay in the event that their employment is terminated without cause, whether or not in connection with a change of control.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and option grants and other awards under the Company's 1994 Stock Incentive Plan. The Committee is currently comprised entirely of independent outside members of the Company's Board of Directors.

Compensation Philosophy

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 1998, the Company used base salary, the Management Bonus Plan and stock option grants under the 1994 Stock Incentive Plan to achieve these objectives. In carrying out these objectives, the Compensation Committee considers the following:

     1. The level of compensation paid to executive officers in positions of companies similarly situated. To ensure that pay is competitive, the Committee from time to time compares the Company's executive compensation and benefits packages to those offered by companies in the same or similar industries or with other similar attributes such as size or capitalization. Compensation surveys used by the Company typically include companies listed on the Nasdaq National Market and comprising the electronic components index used for comparative purposes in the total return graph following this report, as well as other public and private companies.

     2. The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company's core values.

     3. Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial standards for purposes of cash bonuses under applicable Management Bonus Plans as described below.

     4. The responsibility and authority of each position relative to the other positions within the Company.

     5. Incentives for executive officers to make decisions and take actions which will increase the market value of the Company's Common Stock over the long term and which encourage such officers to remain with the Company as long term employees.

The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application of these factors in establishing the components of executive compensation is as follows:

     Base Salary. In establishing base salaries, the Committee tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries published by compensation surveys, and generally targets base salary to the midpoint of the ranges.

     Performance Bonuses. In establishing performance bonuses, the Committee tends to give greater weight to factors 2 and 3 above. It also believes that performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan. Fifty percent of the bonus is based on the financial performance of the Company and the other fifty percent is based on pre-determined performance criteria for the individual participant. The criteria are set for two six-month periods and performance against the Plan is measured two times a year. With respect to both aspects of the Bonus Plan, a participant may earn up to 200% of an approved range of his or her base salary based on his or her individual performance or the Company's performance, as the case may be. For 1998, executive bonuses were targeted at between 20% and 55% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's financial performance vary from year to year depending on the particular facts and circumstances at the time. For 1998, the Committee measured the Company's financial performance by targeted levels of earnings per share. Individual performance objectives for executives other than the Chief Executive Officer were proposed by management and reviewed by the Committee. Individual performance objectives for the Chief Executive Officer were determined by the Committee and reviewed and approved by the Board of Directors.

     Option Grants. In establishing option grants, the Committee tends to give greater weight to factor 5 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically awards a grant under the Stock Incentive Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers awarding additional grants, under the 1994 Stock Incentive Plan. Options are granted at the current market price for the Company's Common Stock, and, consequently, have value only if the price of the Common Stock increases over the exercise price during the period in which the option vests. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Compensation Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company. During 1998, the Committee repriced outstanding options. See "Compensation Committee Report on 1998 Cancellations and Regrant of Options."

     The Revenue Reconciliation Act of 1993 (the "1993 Act") includes a provision limiting the tax deductions for certain executive compensation in excess of $1,000,000 for each executive. However, qualified performance based compensation, payments made to tax qualified retirement plans and the payment of excludable fringe benefits are not included in the deduction limit. The
Compensation Committee has analyzed the impact of the 1993 Act on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company would not have been significant, and has decided for the present not to modify the compensation policies of the Company based on the 1993 Act. The Committee will periodically reconsider its decision as circumstances warrant.

Chief Executive Officer Compensation

     The Compensation Committee reviews the performance of the Chief Executive Officer and the other officers of the Company at least annually, applying the compensation policies set forth above. During 1998, the Compensation Committee did not increase Mr. Esteverena's base salary from the $260,150 level which was set in July 1997. For 1998, the Committee established Mr. Esteverena's bonus target at 55% of base salary under the Management Bonus Plan, and established his individual performance goals under the Management Bonus Plan as follows: (i) to achieve certain revenue and earnings growth targets, (ii) to continue implementation of strategies to sustain long-term growth and diversify the source of revenues, and (iii) to initiate programs to develop the infrastructure of the Company. In April 1998, the Compensation Committee granted to Mr. Esteverena an option to acquire 50,000 shares of Common Stock at an exercise price of $17.063 per share, which was equal to the fair market value on the date of grant. The Committee considered Mr. Esteverena's prior option grants in awarding these options.

     In July 1998 and January 1999, the Committee met to determine bonuses under the Management Bonus Plan, reviewed the Company's performance for the year and determined that the bonus objectives were not met. Thus no management bonuses were given for 1998.

                                            Respectfully submitted,

                                            Compensation Committee:
                                            Steve Sanghi, Chairman
                                            Richard P. Clark
                                            William Kennedy Wilkie

COMPARISON OF STOCK PERFORMANCE

     The following graph compares the cumulative total returns for the Company's Common Stock ("AFLX"), the Nasdaq Stock Market Index, and the Nasdaq Electronic Components Index for the period September 27, 1994 through December 27, 1998(1).

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]






                              PLOT POINTS TO COME








(1) The Company's initial public offering was on September 27, 1994. The graph assumes that $100 was invested on September 27, 1994, at the relevant closing prices on that date, and that any dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The stock price and index performance in the above graph are not necessarily indicative of future results. As often occurs with newly issued securities, the initial market prices of the Common Stock in the days following the initial public offering were higher than the trading prices at which the Common Stock traded in subsequent months.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

     Effective December 31, 1995, the Company completed its acquisition of the flexible circuit division of Xyratex (subsequently renamed "ADFlex Solutions Limited"), a private company located in England and engaged in the design, manufacture, assembly and sale of flexible circuit products. In consideration for the outstanding shares of the division, the Company delivered $12.4 million in cash, a $10 million subordinated debenture and 1,242,347 shares of restricted Common Stock. The debenture, dated January 7, 1996, was paid in full in June 1997.

     The shares of Common Stock issued to HIHL at the closing were equal to 15% of the Company's outstanding capital stock after giving effect to their issuance. HIHL agreed not to sell or otherwise dispose of the shares for a period of two years (the "Holding Period") except as security for borrowed money or with the approval of the Company. The Holding Period expired in January 1998.

     The parties executed a Registration Rights and Standstill Agreement under which the Company granted to HIHL demand registration rights under the Securities Act of 1933 generally effective at the conclusion of the Holding Period. Pursuant to the Share Sale and Purchase Agreement, HIHL is entitled to a nominee to the Company's Board of Directors. William Kennedy Wilkie was appointed to the Board and is nominated for reelection pursuant to these contractual obligations. The Company also granted HIHL the right, in the event of a "Qualified Stock Offering" by the Company, to acquire such additional shares that would allow HIHL to maintain its percentage ownership held immediately prior to the commencement of the Qualified Stock Offering, subject to approval of the Company's principal underwriter and other conditions. HIHL agreed to not increase its ownership interest in the Company beyond 20.5%.

Related Transactions

     The Company derived 0.01%, 1.1% and 1.9% of its net sales in 1998, 1997 and 1996, respectively, from sales to Xyratex, a major shareholder of the Company with William K. Wilkie as a representative who serves on the Company's Board of Directors.

     Richard P. Clark was first elected to the Board of Directors as of June 2, 1994 pursuant to certain contractual commitments with AMP, which commitments terminated effective September 27, 1994 upon the Company's initial public stock offering. AMP has been an important supplier to the Company in the past and is expected to continue as such. Purchases from AMP for the years ended December 27, 1998 and December 31, 1997 and 1996 were approximately $1.4 million, $4.5 million and $2.6 million, respectively.

     The  Company's   Certificate  of  Incorporation  and  By-laws  provide  for indemnification of all Directors and officers. In addition, each Director of the Company has entered into a separate indemnification agreement with the Company.

     The Board of Directors has adopted a policy that all related party transactions must be on terms that are at least as favorable to the Company as those that could have been negotiated with unrelated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of shares of the Company's Common Stock. Officers, directors and greater than 10% Stockholders are required by SEC regulations to provide the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% Stockholders were satisfied during 1998, except that Todd E. Patanella filed his initial report on Form 3 late.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2000 and to perform other accounting services as requested by the Company. Ernst & Young LLP has acted as independent auditors of the Company since its appointment effective June 1, 1994.

     Representatives of Ernst & Young LLP are expected to be present at the 1998 Annual Stockholders' Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

     Although it is not required to do so, the Board of Directors has submitted the selection of Ernst & Young LLP to the Stockholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of Ernst & Young LLP.

        The Board of Directors recommends that Stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1999.

                              STOCKHOLDER PROPOSALS

     The Company welcomes comments or suggestions from its Stockholders. In the event that a Stockholder desires to have a proposal formally considered at the 1999 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting under SEC Rule 14a-8, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 23, 1999. In the event that a Stockholder desires to submit a proposal outside the processes of Rule 14a-8, that proposal will be considered untimely unless it is received in writing by the secretary of the Company at the address set forth on the first page hereof on or before February 12, 2000.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of Stockholders other than that for which notice is provided. In the event other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                                        By Order of the Board of Directors,


                                        /s/ Donald E. Frederick


                                        Donald E. Frederick, Secretary
Chandler, Arizona
June 28, 1999

                                     PROXY

                             ADFlex Solutions, Inc.

             2001 West Chandler Boulevard, Chandler, Arizona 85224

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Neil Dial and Donald E. Frederick and each of them proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of ADFlex Solutions, Inc. held by the undersigned on June 7, 1999 at the Annual Meeting of Stockholders to be held on July 28, 1999 and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting.


This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders(s). If no direction is made, this proxy will be voted FOR each of the listed proposals.


-----------                                                        -------------
SEE REVERSE     CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                        -------------

ADFlex Solutions Inc.
c/o EquiServe
P.O. Box 8040
Boston, MA  02266-8040

                                  DETACH HERE

|X|   Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the proposals listed below.


1.   Election of Directors

     Nominees:  Richard P. Clark, Wade Meyercord,
                Steve Sanghi and William Kennedy Wilkie.



       FOR                                          WITHHELD
       ALL     |_|                             |_|  FROM ALL
     NOMINEES                                       NOMINEES



|_| ______________________________________
    For all nominees except as noted above


2. Ratification of the appointment            FOR      AGAINST      ABSTAIN
   of Ernst & Young LLP as independent        |_|        |_|          |_|
   auditors.





MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                         |_|


(Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, pleas sign in partnership name by authorized person.


Signature________________ Date __________ Signature______________ Date__________